Exhibit 99.1

Analyst Day 2021: ACI Worldwide Strategy on Track and Increases Long-Term Guidance

MIAMI, FL—November 17, 2021—ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time digital payment software, today hosted a hybrid virtual and in-person briefing in New York with investors and analysts. The Company said its three-pillar strategy is on track, presented an increase in its long-term guidance and shared plans for leveraging its leadership in real time to shape the future of global payments.

ACI Worldwide plans to accelerate revenue growth from mid-single digits to mid to high single-digits, reaching an expected 7-9% organic revenue growth rate in 2024. This revised outlook results from the success of ACI’s transformation and execution of its three-pillar strategy and is higher than previous expectations of mid-single-digit organic revenue growth. The Company continues to expect a gradual increase in net adjusted EBITDA margin over the same period.

“We are at the forefront of shaping the future of payments globally. I am proud to say ACI is in a great position to modernize and innovate the world’s payments software. As payments evolve, we believe real time will accelerate in both volume and value and we are enabling our customers to succeed in this brave new world of payments,” said Odilon Almeida, president and CEO, ACI Worldwide.

“Our 3-pillar strategy - Fit-for-growth, Focused-on-growth, and Step-change value creation, which remains unchanged from last year, is on track and is guiding us through this journey, while also creating shareholder value in the short- and long-term,” Almeida concluded.

Scott Behrens, chief financial officer, ACI Worldwide, said, “ACI is well-positioned to benefit from the explosive growth in real-time payments. We have the framework in place to deliver significant value to shareholders with our increased long-term organic revenue growth outlook, strong cash flow generation, solid balance sheet and financial flexibility to balance growth investments and return cash to shareholders.”

A replay of the event, along with the accompanying presentation, is available on the Company’s investor relations website.

About ACI Worldwide
ACI Worldwide is a global software company that provides mission-critical real-time payment solutions to corporations. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

Contacts
John Kraft
john.kraft@aciworldwide.com

Dan Ring
dan.ring@aciworldwide.com

© Copyright ACI Worldwide, Inc. 2021
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries, or both. Other parties’ trademarks referenced are the property of their respective owners

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, statements regarding:
(i) our plans to accelerate revenue growth from mid-single digits to mid- to high-single-digits, reaching an expected 7-9% organic revenue growth in 2024; (ii) our expectations of a gradual increase in net adjusted EBITDA; (iii) being at the forefront of shaping the future of payments globally; (iv) that our three-pillar strategy is creating shareholder value in the short- and long-term; and (v) that we are well-positioned to benefit from explosive growth in real-time payments; and (vi) that we have the framework in place to deliver significant value to shareholders.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, events outside of our control including natural disasters, wars, and outbreaks of disease, our ability to attract and retain senior management personnel and skilled technical employees, our existing levels of debt, potential adverse effects from the impending replacement of LIBOR, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, and volatility in our stock price. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.